Exhibit 99

From:	Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

April 30, 2013

Wisconsin Energy posts first quarter results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $176.6 million or 76 cents a share for the first quarter of 2013. This compares with net income from continuing operations of $172.1 million or 74 cents a share for the first quarter of 2012.

First quarter 2013 revenues were $1.28 billion. In the corresponding quarter a year ago, revenues totaled $1.19 billion.

Cold winter temperatures in the first quarter of 2013 compared to warmer than normal conditions last year drove strong customer demand for natural gas and higher revenues than the company recorded in the first quarter of 2012.

In addition to the weather, slightly higher earnings at We Power and the impact of the company's share repurchase program were major factors in the positive first quarter performance.

Residential use of electricity rose by 5.2 percent over last year's first quarter. Consumption of electricity by small commercial and industrial customers grew by 1.3 percent. Electricity use by large commercial and industrial customers was down 3.9 percent - in line with the company's expectations.

At the end of March, the company was serving approximately 3,000 more electric customers and 6,000 more natural gas customers than a year ago.

“We performed well - operationally and financially - in the first quarter. The year is off to a solid start, and overall, we're very pleased with our results,” said Gale Klappa, chairman, president and chief executive officer.

“We're reaffirming our earnings guidance for calendar year 2013 in the range of $2.38 to $2.48 a share,” he said.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on April 30, 2013. The presentation will review 2013 first quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 80348778. Access also may be gained through the company's website (wisconsinenergy.com). Click 'First Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its first quarter performance. The materials will be available at 6:30 a.m. Central time on April 30, 2013.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through May 13, 2013. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 80348778.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and 1.1 million natural gas customers in Wisconsin.  The company's principal utility is We Energies.  The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has more than $14 billion of assets, approximately 4,500 employees and more than 41,000 stockholders of record.

Forward-looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans" "possible," "potential," "projects," "should" or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions; business, competitive and regulatory conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; timing, resolution and impact of future rate cases and other regulatory decisions; availability of the company's generating facilities; varying weather conditions; catastrophic weather-related or terrorism-related damage; cyber-security threats; unanticipated changes in purchased power costs; unanticipated changes in coal or natural gas prices and supply and transportation availability; the ability to recover fuel and purchased power costs; nonperformance by purchased power or natural gas suppliers under existing contracts; environmental incidents; key personnel changes; inflation rates; customer growth and declines; customer business conditions, including demand for their products and services; energy conservation efforts; construction risks; adverse interpretation or enforcement of permit conditions by permitting agencies; restrictions imposed by financing arrangements and regulatory requirements on the ability of the company's subsidiaries to transfer funds to it in the form of cash dividends, loans or advances; current and future litigation, regulatory investigations, proceedings or inquiries, including Federal Energy Regulatory Commission matters and Internal Revenue Service audits and other tax matters; the impact of recent and future federal, state and local legislative and regulatory changes; equity and bond market fluctuations and events in the global credit markets that may affect the availability and cost of capital; the investment performance of the company's pension and other post-retirement benefit trusts; the financial performance of the American Transmission Company; the effect of accounting pronouncements issued periodically by standard setting bodies; foreign governmental, economic, political and currency risks; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in the company's Form 10-K for the year ended Dec. 31, 2012 and in subsequent reports filed with the Securities and Exchange Commission.

The company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31
	2013	2012
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,275.2	$1,191.2

Operating Expenses
Fuel and purchased power	271.0	253.8
Cost of gas sold	270.1	237.5
Other operation and maintenance	288.1	286.3
Depreciation and amortization	95.5	87.6
Property and revenue taxes	29.5	30.3
Total Operating Expenses	954.2	895.5

Operating Income	321.0	295.7

Equity in Earnings of Transmission Affiliate	16.6	15.6
Other Income, net	4.4	16.0
Interest Expense, net	65.0	58.9

Income Before Income Taxes	277.0	268.4

Income Tax Expense	100.4	96.3

Net Income	$176.6	$172.1

Earnings Per Share
Basic	$0.77	$0.75
Diluted	$0.76	$0.74

Weighted Average Common Shares Outstanding (Millions)
Basic	228.9	230.5
Diluted	231.2	233.2

Dividends Per Share of Common Stock	$0.34	$0.30

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2013	December 31, 2012
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,616.1	$10,572.2

Investments
Equity investment in transmission affiliate	383.0	378.3
Other	36.8	35.5
Total Investments	419.8	413.8

Current Assets
Cash and cash equivalents	24.7	35.6
Restricted cash	—	2.7
Accounts receivable, net	389.0	285.3
Accrued revenues	246.3	278.1
Materials, supplies and inventories	266.8	360.7
Prepayments and other	387.0	351.5
Total Current Assets	1,313.8	1,313.9

Deferred Charges and Other Assets
Regulatory assets	1,323.9	1,339.0
Goodwill	441.9	441.9
Other	179.8	204.2
Total Deferred Charges and Other Assets	1,945.6	1,985.1
Total Assets	$14,295.3	$14,285.0

Capitalization and Liabilities

Capitalization
Common equity	$4,203.6	$4,135.1
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,441.0	4,453.8
Total Capitalization	8,675.0	8,619.3

Current Liabilities
Long-term debt due currently	413.5	412.1
Short-term debt	316.7	394.6
Accounts payable	257.1	368.4
Accrued payroll and benefits	71.7	100.9
Other	219.1	167.3
Total Current Liabilities	1,278.1	1,443.3

Deferred Credits and Other Liabilities
Regulatory liabilities	853.7	866.5
Deferred income taxes - long-term	2,275.6	2,117.0
Deferred revenue, net	702.6	709.7
Pension and other benefit obligations	233.9	244.0
Other	276.4	285.2
Total Deferred Credits and Other Liabilities	4,342.2	4,222.4
Total Capitalization and Liabilities	$14,295.3	$14,285.0

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
	2013	2012
	(Millions of Dollars)
Operating Activities
Net income	$176.6	$172.1
Reconciliation to cash
Depreciation and amortization	98.2	90.6
Deferred income taxes and investment tax credits, net	42.8	67.9
Working capital and other	12.7	9.9
Cash Provided by Operating Activities	330.3	340.5

Investing Activities
Capital expenditures	(133.6)	(142.3)
Investment in transmission affiliate	(1.3)	(2.6)
Change in restricted cash	2.7	20.8
Other, net	(13.1)	(6.3)
Cash Used in Investing Activities	(145.3)	(130.4)

Financing Activities
Common stock issued (repurchased), net	(39.2)	(16.3)
Dividends paid on common stock	(77.8)	(69.1)
Change in debt, net	(86.4)	(120.6)
Other, net	7.5	(0.1)
Cash Used in Financing Activities	(195.9)	(206.1)

Change in Cash	(10.9)	4.0

Cash at Beginning of Period	35.6	14.1

Cash at End of Period	$24.7	$18.1